UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 22, 2005

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)

Registrant’s telephone number, including area code:      (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                (d)     On September 21, 2005, the Board of Directors of CVB Financial Corp. (the "Company") appointed a new director of the Company. This individual will also serve as director of Citizens Business Bank (the "Bank") and Community Trust Deed Services, the Company's wholly owned subsidiary, and Golden West Enterprises, Inc., the Bank's wholly owned subsidiary. The Company issued a press release on September 22, 2005 announcing the appointment. A copy of the press release is included herein by reference and is considered to be "filed" under the Securities Exchange Act of 1934.

                          (1)     The new director's name is Robert M. Jacoby, C.P.A. The appointment is effective on
                                    September 21, 2005.

                          (2)     There are no arrangements or understandings between the new director and any other persons, pursuant to which such director was selected as a director.

                          (3)     The Board appointed Mr. Jacoby to the Audit, Compensation, and Nominating and
                                    Governance Committees of the Company.

                          (4)     Neither Mr. Jacoby nor any of his immediate family members has engaged in any transactions with the Company that would be reportable under Item 404 of Regulation S-K.

Item 9.01         Financial Statements and Exhibits.

                c)       Exhibits

                           99.1     Press release, dated September 22, 2005 relating to director appointment, deemed "filed" under the Securities Exchange Act of 1934

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                        CVB FINANCIAL CORP.
                                                                                                                        (Registrant)

Date: September 22, 2005	By: /s/ Edward J. Biebrich, Jr. Edward J. Biebrich, Jr., Executive Vice President and Chief Financial Officer